                                                                    Exhibit 10.2

                 ---------------------------------------------

                CONTRIBUTION, REGISTRATION RIGHTS AND STANDSTILL

                                   AGREEMENT

                         dated as of September 19, 1996

                                  by and among

                  MOBILE TELECOMMUNICATION TECHNOLOGIES CORP.,

                         NEWBRIDGE LATIN AMERICA, L.P.,

                                      AND

                               TPG PARTNERS, L.P.

                 ---------------------------------------------

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                                                                          ----

                               TABLE OF CONTENTS
                               -----------------

ARTICLE I    DEFINITIONS..................................................   2
     1.1     Definitions..................................................   2

ARTICLE II   CONTRIBUTION AND EXCHANGE AGREEMENTS
             RELATED......................................................   2
     2.1     Contribution of Mtel Common Stock............................   2
     2.2     Additional Mtel Obligations..................................   3

ARTICLE III  REGISTRATION RIGHTS..........................................   4
     3.1     Shelf Registration...........................................   4
     3.2     Registration Procedures......................................   5
     3.3     Limitations on Offerings by the Pur-
             chasers......................................................   6
     3.4     Designation of Underwriter...................................   8
     3.5     Cooperation by Prospective
             Sellers......................................................   8
     3.6     Expenses of Registration.....................................   9
     3.7     Indemnification..............................................   9
     3.8     Rights That May Be Granted to Subse-
             quent Investors; Rights Granted to Pri-
             or Investors.................................................  14
     3.9     Delay of Registration........................................  14
     3.10    Rule 144 and Rule 144A.......................................  14
     3.11    Specific Performance.........................................  15

ARTICLE IV   STANDSTILL AGREEMENT.........................................  15
     4.1     Standstill Provisions........................................  15

ARTICLE V    REPRESENTATIONS AND
             WARRANTIES...................................................  16
     5.1     Organization.................................................  16
     5.2     Authority....................................................  17
     5.3     Consents and Approvals.......................................  17
     5.4     No Violations................................................  18
     5.5     Additional Mtel Representations..............................  18

ARTICLE VI   MISCELLANEOUS................................................  19
     6.1     Termination..................................................  19
     6.2     Assignability................................................  19
     6.3     Notices......................................................  19
     6.4     Third Party Rights...........................................  21
     6.5     Choice of Law................................................  21
     6.6     Severability.................................................  21
     6.7     Enforcement of Agreement.....................................  21
     6.8     References to Agreement......................................  21

                                                                          Page
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
     6.9       Entire Agreement..........................................   22
     6.10      Headings, etc.............................................   22
     6.11      Counterparts..............................................   22
     6.12      Amendments................................................   22
     6.13      Non-Competition...........................................   22

                CONTRIBUTION, REGISTRATION RIGHTS AND STANDSTILL
                                   AGREEMENT

          THIS CONTRIBUTION, REGISTRATION RIGHTS AND STANDSTILL AGREEMENT (the

"Agreement"), dated as of September 19, 1996, by and among Mobile
----------
Telecommunication Technologies Corp., a Delaware corporation ("Mtel"), Newbridge
                                                               ----
Latin America, L.P., a Cayman Islands limited partnership (the "Purchaser"), and
                                                                ---------
TPG Partners, L.P., a Delaware limited partnership ("TPG"), is entered into in
                                                     ---
connection with the Purchaser's investment in Mtel Latin America, Inc., a Delaware corporation and a wholly-owned subsidiary of Mtel ("Mtel LATAM"),
                                                             ----------
pursuant to a Purchase Agreement, dated as of September 19, 1996, by and among the Purchaser Mtel International, Inc., a Delaware corporation and a wholly-owned subsidiary of Mtel ("Mtel International"), and Mtel LATAM (the "Purchase
                           ------------------                         --------
Agreement") and a Stockholders and Exchange Rights Agreement, dated as of the
---------
date hereof (the "Stockholders Agreement"), by and among Mtel LATAM, Mtel
                  ----------------------
International and the Purchaser, and certain other agreements and documents (together with this Agreement, the Purchase Agreement and the Stockholders Agreement, the "Transaction Documents").
                ---------------------

          WHEREAS, in order to effectuate the Exchange Rights provisions set forth in Article VII of the Stockholders Agreement, upon the occurrence of certain Exchange Events or the Mtel Mandatory Exchange and on or prior to the Exchange Date, Mtel has agreed to provide, contribute to or otherwise cause Mtel International to make available, sufficient shares of Mtel Common Stock as may be required to effect such exchanges;

          WHEREAS, pursuant to the Stockholders Agreement, upon the exercise of any of the Purchaser's Exchange Rights or the Mtel Mandatory Exchange shares of Mtel Common Stock shall be issued to the Purchaser, and in connection therewith, Mtel and the Purchaser desire to grant certain registration rights with respect to such Registrable Securities as set forth herein; and

          WHEREAS, in connection with, and contingent upon, the consummation of the transactions contemplated by the Transaction Documents, the Purchaser and TPG agree to refrain from undertaking certain activities set forth in this Agreement as they relate to Mtel.

          NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth in this Agreement, the parties hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

          Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to such terms in the Stockholders Agreement. Unless the context otherwise requires, the following terms shall have the meanings ascribed to them below:

          "Mtel Shelf Securities" shall mean those securities of Mtel as Mtel
           ---------------------
shall designate to be included in a Shelf Registration Agreement.

            "Shelf Registration" shall means a registration effected pursuant to
             ------------------
Section 3 hereof.

          "Shelf Registration Statement" shall mean a shelf registration
           ----------------------------
statement of Mtel pursuant to the provisions of Section 3 hereof filed with the SEC which covers some or all of the Registrable Securities, as applicable, and, at the option of Mtel, such Mtel Shelf Securities on an appropriate form under Rule 415 under the Act, or any similar rule that may be adopted by the SEC, amendments and supplements to such registration statement, including post-effective amendments, in each case including the prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.


                                   ARTICLE II

                  CONTRIBUTION AND EXCHANGE RELATED AGREEMENTS
                  --------------------------------------------

          2.1          Contribution of Mtel Common Stock.  If, at any time
                       ---------------------------------
following the Closing Date, upon the occurrence of (x) an Exchange Event and the subsequent exercise by the Purchaser of its option under Section 7.1 of the Stockholders Agreement to exchange any or all of its shares of the Securities into an amount of shares of Mtel Common Stock as determined by the applicable Ex-change Formula and Mtel's receipt of the written Exchange Notice of the exchange specifying the number of shares to be exchanged and any such other information as may be required by the Stockholders Agreement for an exchange, or (y) the satisfaction of the conditions specified in Section 7.3 of the Stockholders Agreement and the subsequent exercise by Mtel International of its option to require the Purchaser to exchange all of its Common Shares into shares of Mtel Common Stock, Mtel shall thereupon contribute to Mtel International, or otherwise cause Mtel International to have available, sufficient shares of Mtel Common Stock to effect such exchange transaction (and the additional exchanges pursuant to Section 7.2 of the Stockholders Agreement and, if applicable, pursuant to an agreement(s) with a Purchaser Transferee).

          2.2          Additional Mtel Obligations.  (a) If required in order to
                       ---------------------------
satisfy the Prospectus Condition, Mtel, upon such request from Mtel International, shall use its reasonable best efforts to deliver to the Purchaser or its designee, together with the certificate for such shares of Mtel Common Stock and cash in lieu of any fractional shares, a current prospectus (meeting the requirements of Section 10 of the Securities Act) relating to the Mtel Common Stock; provided, however, that in the event Mtel is unable during any
              --------  -------
period to deliver a current prospectus, no exchange shall be effected (and no Exchange Date shall occur) during such period and any exchange that could otherwise have been effected during such period shall be deemed to have been effected immediately prior to the close of business (and the Exchange Date shall be deemed to have occurred) on the first Business Day that Mtel is able to deliver a current prospectus relating to the Mtel Common Stock. The inability of Mtel to deliver a current prospectus at any time shall not be deemed a default under this Agreement or the Stockholders Agreement. Mtel agrees to use its reasonable best efforts to ensure that it will be able to deliver a current prospectus, if required, during any period that the holders of the Securities are entitled to exchange such shares for shares of Mtel Common Stock.

          (b) Except as provided in Section 7.4 of the Stockholders Agreement, upon any exchange of Securities pursuant to Section 7.4 of the Stockholders Agreement, Mtel shall make no payment or allowance for previ-ously declared dividends or distributions on the shares of Mtel Common Stock issued upon such exchange (or on any other property issued upon such exchange pursuant to Section 7.4 of the Stockholders Agreement).

          (c) If the Securities represented by a certificate surrendered for exchange are exchanged in part only, Mtel shall cause to be issued and delivered to the registered holder, without charge therefor, a new certificate or certificates representing in the aggregate the number of unexchanged shares.


                                  ARTICLE III

                              REGISTRATION RIGHTS
                              -------------------

          3.1          Shelf Registration.  (a) The Purchaser shall have the
                       ------------------
right, which right may be exercised only once, to require Mtel to Register the Purchaser's Registrable Securities pursuant to a Shelf Registration Statement. In the event Purchaser elects to exercise such right, the Purchaser, following or in contemplation of an Exchange Event, shall send a written notice to Mtel informing Mtel that the Purchaser shall exercise or has exercised its Exchange Right and requesting (the date of such notice being hereinafter referred to as, the "Request Date") that Mtel Register the Purchaser's Registrable Securities.
     ------------
Upon receipt of such notice Mtel shall (i) prepare and file with the SEC a Shelf Registration Statement relating to the offer and sale of the Registrable Securities by the Purchaser and, if applicable, Mtel Shelf Securities from time to time in accordance with the methods of distribution elected by such Purchaser, or Mtel, as the case may be, and set forth in such Shelf Registration Statement and thereafter, (ii) use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act; provided, however, that the Purchaser shall not be entitled to have the
--------  -------
Registrable Securities held by it covered by such Shelf Registration unless such Purchaser is in compliance with Section 3.5 hereof.

          (b) Subject to Section 3.3 hereof, Mtel shall use its reasonable best efforts (i) to keep the Shelf Registration Statement continuously effective, in order to permit the prospectus forming part thereof to be usable by the Purchaser for a period of three (3) years immediately following the Request Date or such shorter period that will terminate when all the Registerable Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement or otherwise, and (ii) after the effectiveness of the Shelf Registration Statement, promptly upon the request of the Purchaser to take any action reasonably necessary to Register the sale of any Registrable Stock of the Purchaser and to identify the Purchaser as a selling security holder.

          (c) The Purchaser has agreed that Mtel shall not under any circumstances prepare and file with the SEC any more than one (1) Shelf Registration Statement in connection with any of the provisions of any of the Transaction Documents. The Purchaser also agrees that it shall have no right to, and shall not request from Mtel, any more than one (1) registration statement.

            3.2        Registration Procedures.  In connection with any Shelf
                       -----------------------
Registration Statement, Mtel shall:

          (a) prepare and file with the SEC a Shelf Registration Statement with respect to Registrable Securities of the Purchaser and, if applicable, Mtel Shelf Securities and use its reasonable best efforts to cause such Shelf Registration statement to be declared and remain effective as provided herein;

          (b) prepare and file with the SEC such amendments and supplements to the Shelf Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Shelf Registration Statement effective and current and to comply with the provisions of the Securities Act with respect to the disposition of all shares covered by such Shelf Registration Statement, including such amendments and supplements as may be necessary to reflect the intended method of disposition from time to time of the prospective seller or sellers of such Registrable Securities;

          (c) furnish to the Purchaser such number of copies of a prospectus, in conformity with the requirements of the Securities Act, and such other documents as the Purchaser may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by the Purchaser;

          (d) use its reasonable best efforts to register or qualify the shares of Registrable Securities covered by such Shelf Registration Statement under such other securities or blue sky or other applicable laws of such jurisdiction within the United States as the Purchaser shall reasonably request, to enable the Purchaser to consummate the public sale or other disposition in such jurisdictions of the shares of Registrable Securities owned by the Purchaser; provided, however, that in no event shall Mtel be obligated to qualify to do
--------  -------
business in any jurisdiction where it is not at the time so qualified or to take any action that would subject it to service of process in suits other than those arising out of the offer or sale of the Registrable Securities covered by such Registration Statement in any jurisdiction where it is not at the time so subject; and

          (e) furnish to the Purchaser a signed counterpart, addressed to the Purchaser, of (i) an opinion of counsel for Mtel, dated the effective date of the Shelf Registration Statement, and (ii) a comfort letter (or, if the Purchaser does not satisfy the conditions for receipt of a "comfort" letter specified in Statement on Auditing Standards No. 72, an "agreed upon procedures" letter) signed by the independent auditors who have certified the financial statements of Mtel that are included in the Shelf Registration Statement, covering substantially the same matters with respect to the Shelf Registration Statement (and the prospectus included therein) and (in the case of the "comfort" or "agreed upon procedures" letter) with respect to events subsequent to the date of the financial statements, as are customarily covered (at the time of such Registration) in opinions of issuer's counsel and in comfort letters delivered to the underwriters in underwritten public offerings of securities (with, in the case of an "agreed upon procedures" letter, such modifications or deletions as may be required under Statement on Auditing Standards No. 35).

          3.3  Limitations on Offerings by the Purchasers.  (a) Notwithstanding
               ------------------------------------------
the provisions of Section 3.1, if (i) at any time Mtel desires to effect a registered offering of securities (pursuant to a Shelf

Registration Statement, a registration right held by a Prior Investor (as defined below) or otherwise) and simultaneously therewith the Purchaser desires to effect an offering pursuant to a Shelf Registration Statement and (ii) the underwriter, if any, determines that (x) marketing factors require a limitation of the total number of shares to be underwritten, or (y) the offering price per share would be reduced by the inclusion of the Registrable Securities of the Purchaser, then the number of shares to be included in the underwriting shall first be allocated to Mtel or the Prior Investor, as the case may be, then the remainder, if any, to the Purchaser.

          (b) If at any time Mtel is engaged, or proposes to engage, in a registered public offering within 30 days of the time of a proposed offering by the Purchaser pursuant to a Shelf Registration Statement, or is engaged in any other activity that, in the good faith determination of the Board of Directors of Mtel (the "Board"), would be adversely affected by the proposed offering by
              -----
the Purchaser or the required disclosure in connection therewith would be to the material detriment of Mtel (or any affiliate of Mtel) and its stockholders, then Mtel may at its option direct that such offering and the use of the Shelf Registration Statement by the Purchaser be delayed, suspended or postponed (a "suspension") for a period not in excess of 45 days from the effective date of such registered public offering by Mtel, or the date of commencement of such other material activity, as the case may be.

          (c) Anything in this Agreement to the contrary notwithstanding, the Purchaser shall not offer any Registrable Securities pursuant to the Shelf Registration Statement if such offering would require Mtel (i) to furnish any financial statements other than as of the end of a fiscal quarter or (ii) to furnish any audited financial statements other than as of the end of a fiscal year unless the Purchaser agrees to bear the expenses of furnishing such financial statements. In addition to the foregoing, in the event of a proposed offering by the Purchaser pursuant to a Shelf Registration Statement at such time as any registration statement would be required to include audited financial statements as of a fiscal year end, then Mtel shall have the right to delay the dissemination of the required notice and the taking of any action to effect a supplement to the Shelf

Registration Statement until such time as such audited financial statements are available in the ordinary course of business.

          (d) The Purchaser shall not offer any Registrable Securities pursuant to the Shelf Registration Statement within 45 days after the effectiveness of any other registration of Mtel's capital stock.

          (e) The Purchaser shall not effect any take-down under a Shelf Registration Statement unless the value of the Registrable Securities proposed to be offered under such take-down exceeds $5 million.

          3.4          Designation of Underwriter.  (a) In the case of any
                       --------------------------
Registration effected pursuant to Section 3.1, the Purchaser shall have the right to designate the managing underwriter in any underwritten offering, which underwriter shall be reasonably acceptable to Mtel.

          (b) In the case of any registration initiated by Mtel or any other investor, Mtel or such other investor, as the case may be, shall have the right to designate the managing underwriter in any underwritten offering.

          3.5          Cooperation by Prospective Sellers.  (a) The Purchaser,
                       ----------------------------------
and each underwriter designated by the Purchaser, will furnish to Mtel such information as Mtel may reasonably require from the Purchaser or underwriter in connection with the Shelf Registration Statement (and the prospectus included therein). The Purchaser may not participate in any offering unless the Purchaser (i) agrees to sell its Registrable Securities to be sold on the basis provided in any agreement governing the offering and (ii) completes and executes all questionnaires, indemnities, underwriting agreements and other documents required in connection with the offering.

          (b) The Purchaser will not (until further notice by Mtel) effect sales thereof (or deliver a prospectus to any purchaser) after receipt of telegraphic or written notice from Mtel to suspend sales to permit Mtel to correct or update the Shelf Registration Statement or prospectus. At the end of the period during which Mtel is obligated to keep the Shelf Registration Statement current and effective as provided in Section 3.1(b)(i), the Purchaser shall discontinue sales of shares pursuant to such registration statement upon receipt of notice from Mtel of its intention to remove from registration the shares of Registrable Securities covered by the Shelf Registration Statement that remain unsold, and the Purchaser shall notify Mtel of the number of such shares registered that remain unsold immediately upon receipt of such notice from Mtel.

          (c) In connection with any offering, the Purchaser will not use any offering document, offering circular or other offering materials with respect to the offer or sale of Registrable Stock, other than the prospectuses provided by Mtel and any documents incorporated by reference therein.

          3.6          Expenses of Registration.  All expenses incurred in
                       ------------------------
effecting any registration pursuant to this Agreement, including, without limitation, all registration and filing fees, printing expenses, expenses of compliance with blue sky laws, fees and disbursements of counsel for Mtel and expenses of any audits incidental to or required by any such registration, shall be borne by Mtel, except (a) that all additional expenses, fees and disbursements of any counsel retained by the Purchaser, and all underwriting discounts, fees and commissions shall be borne by the Purchaser, and (b) Mtel shall not be required to pay for any expenses of any take-down pursuant to a Shelf Registration Statement begun pursuant to Section 3.1 if the registration request is subsequently withdrawn at the request of the Purchaser; provided,
                                                                   --------
however, that if immediately prior to the time of such withdrawal, a materially
-------
adverse change in the business, operations or financial condition of Mtel has occurred from the time of the Purchaser's request, then the Purchaser shall not be required to pay any of such expenses and shall retain its rights pursuant to
Section 3.1.

          3.7          Indemnification.  (a) To the extent permitted by law,
                       ---------------
Mtel will indemnify the Purchaser upon requesting or joining in a Registration, each agent, officer and director of such Purchaser, each person controlling such Purchaser and each underwriter and selling broker of the securities so registered (collectively, "Indemnitees") against all claims, losses, damages and
                           -----------
liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document incident to any registration, qualification or compliance (or in any related registration statement, notification or the like) or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances in which they were made, or any violation by Mtel of any rule or resolution promulgated under the Securities Act applicable to Mtel and relating to an action or inaction required of Mtel in connection with any such registration, qualification or compliance, and will reimburse each such Indemnitee for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided, however, that Mtel will not be liable in any such
                     --------  -------
case to the extent that any such claim, loss, damage or liability is caused by any untrue statement or omission so made in conformity with written information relating to such Indemnitees furnished to Mtel by such Indemnitees and except that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement (or alleged untrue statement) or omission (or alleged omission) made in the preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the Shelf Registration Statement becomes effective or in the amended prospectus filed with the SEC pursuant to Rule 424(b) (the "Final Prospectus"), such indemnity
                                      ----------------
agreement shall not inure to the benefit of any underwriter, or any Indemnitee if there is no underwriter, if a copy of the Final Prospectus was not furnished to the person or entity asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act; provided,
                                                                     --------
further, that this indemnity shall not be deemed to relieve any underwriter of
-------
any of its due diligence obligations; provided, further, that the indemnity
                                      --------  -------
agreement contained in this Section 3.7(a) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of Mtel, which consent shall not be unreasonably withheld.

          (b) To the extent permitted by law, the Purchaser upon requesting or joining in a registration and each underwriter of the securities so registered will indemnify Mtel and its officers and directors and Affiliates and their respective successors against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document incident to any registration, qualification or compliance (or in any related registration statement, notification or the like) or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances in which they were made and will reimburse Mtel and each other person indemnified pursuant to this paragraph (b) for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided, however, that the indemnification pursuant to this Section 3.7(b)
--------  -------
shall apply only if (and only to the extent that) such statement or omission was made in reliance upon and in conformity with written information relating to the Purchaser (including, without limitation, written negative responses to inquiries) furnished to Mtel by the Purchaser and except that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement (or alleged untrue statement) or omission (or alleged omission) made in the preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement becomes effective or in the Final Prospectus, such indemnity agreement shall not inure to the benefit of Mtel and any underwriter if a copy of the Final Prospectus was not furnished to the person or entity asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act; provided, further, that this indemnity shall not be
                       --------  -------
deemed to relieve any underwriter of any of its due diligence obligations; provided, further, that the indemnity agreement contained in this Section 3.7(b)
--------  -------
shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Purchaser or underwriter, as the case may be, which consent shall not be unreasonably withheld; and provided, further, that the obligations of the Purchaser shall be limited to an amount equal to the proceeds to the Purchaser received by the Purchaser from the sale of its Registrable Securities in such Registration, unless such claim, loss, damage, liability or action resulted from the Purchaser's fraudulent misconduct.

          (c) Each party entitled to indemnification hereunder (the "Indemnified
                                                                     -----------
Party") shall give notice to the party required to provide indemnification
-----
(each, an "Indemnifying Party") promptly after such Indemnified Party has actual
           ------------------
knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party (at its expense) to assume the defense of any claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be satisfactory to the Indemnified Party, and the Indemnified Party may participate in such defense at such party's expense, and provided, further, that the omission by any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 3.7 except to the extent that the omission results in a failure of actual notice to the Indemnifying Party and such Indemnifying Party is damaged solely as a result of the failure to give notice. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that either (i) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation or (ii) contains any finding of a violation of law by an Indemnified Party.

          (d) The reimbursement required by this Section 3.7 shall be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses are incurred.

          (e) If the indemnification provided for in this Section 3.7 is unavailable to an Indemnified Party in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of Mtel on the one hand, and of the Purchaser on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations including the relative benefits received by Mtel, on the one hand, and by the Purchaser on the other hand. The relative benefits received by Mtel on the one hand, and the Purchaser on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) to Mtel bear to the total net proceeds from the offering (before deducting expenses) to the Purchaser.
The relative fault of Mtel on the one hand, and of the Purchaser on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Mtel or by the Purchaser and the parties, relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          (f) Mtel and the Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 3.7 were determined by pro
                                                                          ---
rata allocation or by any other method of allocation that does not take account
----
of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 3.7, the Purchaser shall not be required to contribute any amount in excess of the proceeds received by the Purchaser from the sale of Registrable Securities covered by any registration statement filed pursuant hereto. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (g) The obligations under this Section 3.7 shall survive the completion of any offering of

Registrable Securities in the Shelf Registration Statement under this Agreement or otherwise.

          3.8   Rights That May Be Granted to Subsequent Investors; Rights
                ---------------------------------------- -----------------
Granted to Prior Investors.  Within the limitations prescribed by this Section
--------------------------
3.8, but not otherwise, Mtel may grant to subsequent investors in Mtel rights of registration upon request and rights of incidental registration, including on any Shelf Registration Statement; provided, however, if an underwriter, if any,
                                  --------  -------
determines that (i) marketing factors require a limitation on the total number of shares to be underwritten, or (ii) the offering price per share would be reduced by the inclusion of securities of a third party, then the number of shares to be included in the underwriting shall be allocated first to the Purchaser and then the remainder, if any, to such other third parties. Notwithstanding anything else contained in this Agreement, the Purchaser acknowledges that Mtel has granted prior investors ("Prior Investors") rights of
                                                     ---------------
registration under the agreements set forth on Schedule 3.8 hereto upon request and rights of incidental registrations, including on any Shelf Registration Statement, and the Purchaser acknowledges and agrees that such rights (as they exist on the date hereof) may take precedence over and have priority with respect to the rights granted pursuant hereto. In the event that, it is impractical for Mtel, or adverse to Mtel or the Prior Investors, to have the rights contemplated hereby afforded to the Purchaser realized at such time, Mtel shall have no obligation to the Purchaser until such time as its obligations to the Prior Investors have been satisfied.

          3.9   Delay of Registration.  The Purchaser shall have no right
                ---------------------
to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

          3.10  Rule 144 and Rule 144A.  (a) Mtel will file the reports required
                ----------------------
to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder and will take such further action as the Purchaser may reasonably request, all to the extent required from time to time to enable the Purchaser to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144, (ii) Rule 144A or (iii) any similar rule or regulation hereafter adopted by the SEC.

          (b) If at any time Mtel is not required to file reports in compliance with either Section 13 or Section 15(d) of the Exchange Act, Mtel at its expense will, forthwith upon the request of the Purchaser, (i) make available adequate current public information with respect to Mtel within the meaning of paragraph
(c)(2) of Rule 144 and (ii) deliver the information required by Section (d) of Rule 144A (such information to be "reasonably current" within the meaning of Section (d)(4)(ii) of Rule 144A).

          3.11  Specific Performance.  Without limiting the remedies available
                --------------------
to the parties hereto, Mtel and the Purchaser each acknowledge that any failure by it to comply with its respective obligations under this Article III and
Article IV may result in material irreparable injury to Mtel or the Purchaser, as the case may be, for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, Mtel or the Purchaser, as the case may be, may obtain such relief as may be required to specifically enforce such party's obligations under this Article III and Article IV.


                                   ARTICLE IV

                              STANDSTILL AGREEMENT
                              --------------------

          4.1          Standstill Provisions.  Each of the Purchaser and TPG
                       ---------------------
agrees that it shall not, and it shall use its best efforts to cause the Purchaser Affiliates or any Person controlling the Purchaser or TPG not to, for a period of five years following the Closing Date, directly or indirectly, alone or in concert with others, unless specifically consented to in writing by the
Board: (i) acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, any voting securities or direct or indirect rights to acquire any voting securities of Mtel or any Subsidiary thereof (other than (A) securities issued in connection with the exercise of an Exchange Right or (B) indirectly through the ownership of shares or interests in any publicly traded mutual fund not Controlled by a Purchaser Affiliate registered with the SEC under the Investment Company Act of 1940, as amended) or (other than in the ordinary course of business) any assets of Mtel or any Subsidiary of Mtel; (ii) make, or in any way participate in, any "solicitation" of "proxies" (as such terms are used in the rules of the SEC) or consent to vote, or seek to advise or influence any person or entity with respect to the voting of, any voting securities of Mtel; (iii) make any announcement with respect to, or submit a proposal for, or offer for (with or without conditions) any acquisition, merger, consolidation, business combination, tender or exchange offer, restructuring, recapitalization or other extraordinary transaction of or involving Mtel or any of its Subsidiaries or their voting securities or assets; (iv) form, join or in any way participate in a "group" (as defined in Section 13(d)(3) of the Exchange Act) in connection with any voting securities of Mtel; (v) otherwise act to seek to control or influence the management, Board or policies of Mtel; (vi) have any discussions or enter into any arrangements, understandings or agreements (whether written or oral) with, or advise, assist or encourage, any other persons in connection with any of the foregoing; or (vii) make any proposal, statement or inquiry, or disclose any intention, plan or arrangement, whether written or oral, inconsistent with the foregoing, or request Mtel, directly or indirectly, to amend, waive or terminate any provision of this paragraph. Each of the parties subject to the provisions of this Section 4.1 will promptly advise Mtel of any inquiry or proposal made to such party with respect to any of the foregoing, including the details thereof.


                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

          The parties hereby represent and warrant with respect to themselves as follows:

          5.1   Organization.  Mtel, the Purchaser and TPG are
                ------------
corporations or limited partnerships, as the case may be, duly formed, validly existing and in good standing under the laws of their respective jurisdictions of incorporation or formation, as the case may be, and have full power (corporate, partnership or otherwise) and authority to own and operate their assets and properties, and, if applicable, carry on their businesses as presently conducted and, if applicable, are duly qualified to do business and are in good standing in all jurisdictions in which the ownership or occupancy of their properties or their activities presently makes such qualification necessary, except where the failure to so qualify would not have a material adverse effect upon their, and their subsidiaries', businesses, properties or assets.

          5.2   Authority.  Mtel, the Purchaser and TPG have all requisite power
                ---------
 and authority (corporate, partnership or otherwise) to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by Mtel, the Purchaser and TPG of this Agreement and the consummation by Mtel, the Purchaser and TPG of the transactions contemplated hereby, have been duly authorized by all necessary action of Mtel, the Purchaser or TPG, as the case may be. Each of Mtel, the Purchaser and TPG have reviewed the terms of this Agreement, understand the intention of the parties in entering into this Agreement and the scope and nature of their obligations hereunder and have had the opportunity to review the terms of this Agreement and any other Transaction Documents and instruments to be executed and delivered in connection herewith and therewith. This Agreement constitutes a valid and binding obligation of the parties hereto, enforceable against them in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy or other laws affecting the enforcement of creditor's rights generally and the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought.

          5.3   Consents and Approvals.  All authorizations, approvals
                ----------------------
and consents, if any, required to be obtained from, and all registrations, declarations and filings, if any, required to be made with, all governmental authorities and regulatory bodies to permit Mtel, the Purchaser and TPG to execute and deliver and to perform its respective obligations under this Agreement have been obtained or made, as the case may be, and all such authorizations, approvals, consents, registrations, declarations and filings (collectively "consents and filings")
               --------------------
are in full force and effect, except where failure to obtain and/or maintain in full force and effect such consents and flings would not have a material adverse effect upon the execution and delivery of, and upon the performance of the parties' obligations under, this Agreement.

          5.4   No Violations.  Neither the execution or delivery of this
                -------------
Agreement by the parties hereto nor the consummation by the parties hereto of the transactions herein contemplated, nor the fulfillment by the Purchaser, TPG and Mtel of the terms and provisions hereof (i) will conflict with, violate or result in a breach of, any of the terms, conditions or provisions of any law, regulation, order, writ, injunction, decree, determination or award of any court, governmental department, board, agency or instrumentality or any arbitrator, applicable to the Purchaser, TPG or Mtel, (ii) will conflict with, violate or result in a breach of, or constitute a default under, any of the terms, conditions or provisions of the articles of incorporation or by-laws of Mtel or other organizational documents of Mtel, the Purchaser or TPG, as the case may be, (iii) will conflict with, violate or result in a breach of, or constitute a default under, any of the terms, conditions or provisions of any loan agreement, indenture, trust, deed or other agreement or instrument to which Mtel, the Purchaser or TPG is a party or by which it is bound or (iv) result in the creation or imposition of any Lien, upon any of TPG'S, the Purchaser's, or Mtel's property or assets. Each of TPG, the Purchaser and Mtel is not in default under any agreement to which it is a party which default could impair its ability to perform its obligations under this Agreement, except where such default would not have a material adverse effect on the parties' ability to perform its obligations under this Agreement.

          5.5   Additional Mtel Representations.  In addition to the
                -------------------------------
foregoing, Mtel represents and warrants to the Purchaser that it is the beneficial and record owner of 100% of the issued and outstanding shares of capital stock of Mtel International on a fully diluted basis.

                                  ARTICLE VI

                                 MISCELLANEOUS
                                 -------------

          6.1   Termination.  The registration rights and obligations
                -----------
created hereunder shall terminate upon the earlier to occur of the third anniversary of the Request Date or the date on which the Purchaser ceases to own any Registrable Securities.

          6.2   Assignability. This Agreement or any right or obligation
                -------------
hereunder shall not be assigned or delegated in whole or in part to any other Person; provided, however, that the Purchaser's rights to participate in the
        --------  -------
Shelf Registration (but not any other rights) under Article III may be assigned to any Purchaser Transferee of the Purchaser's shares of Mtel LATAM Securities; provided, that, (i) prior to any such transfer, the Purchaser Transferee agrees
--------  ----
in writing to be bound by the provisions of Section 3.3, Sections 3.5 through 3.9, Section 3.11, Article IV and Article VI of this Agreement, (ii) the Purchaser Transferee designates the Purchaser as its agent for all actions, notices or the like required pursuant to this Agreement or in connection with the Shelf Registration and (iii) the Purchaser agrees to indemnify Mtel (and its officers, directors, agents and affiliates) for any and all liabilities arising from or related to the transfer of such rights or such shares to any such Purchaser Affiliate or any action or omission by such Purchaser Affiliate in connection with the matters contemplated by this Agreement and the Shelf Registration.

          6.3   Notices.  In any case where any notice or other
                -------
communication is required or permitted to be given hereunder (including, without limitation, any change in the information set forth in this Section 6.3) such notice or communication shall be in writing and (a) personally delivered, (b) sent by registered United States mail, postage prepaid, return receipt requested, (c) transmitted by telecopy or (d) sent by way of a recognized overnight courier service, postage prepaid, return receipt requested with instructions to deliver on the next business day, in each case as follows:

            (a)  If to Mtel, to:

               Mobile Telecommunication
                   Technologies Corp.
               110 East 59th Street
               36th Floor
               New York, New York  10022
               Attention: John E. Welsh, III
               Telecopy:  (212) 735-0808

            with a copy to:

               Mobile Telecommunication
                   Technologies Corp.
               200 South Lamar Street
               Security Centre, South Building
               Jackson, Mississippi  39201
               Attention: Leonard G. Kriss, Esq.
               Telecopy:  (601) 944-7291

            (b)  If to the Purchaser, to:

               Newbridge Latin America, L.P.
               201 Main Street, Suite 2420
               Fort Worth, Texas  76102
               Attention:  Richard Schifter/
                    James J. O'Brien
               Telecopy: (817) 871-4010

            (c)  If to TPG, to:

               TPG Partners, L.P.
               201 Main Street, Suite 2420
               Fort Worth, Texas  76102
               Attention:  Richard Schifter/
                    James J. O'Brien
               Telecopy: (817) 871-4010

            All such notices or other communications shall be deemed to have been given or received (i) upon receipt if personally delivered, (ii) on the fifth day following posting if by registered United States mail, (iii) when sent by confirmed telecopy or (iv) on the next business day following deposit with an overnight courier.

          6.4  Third Party Rights.  Nothing in this Agreement, whether express
               ------------------
or implied, is intended or shall be construed to confer, directly or indirectly, upon or give to any other than Mtel, the Purchaser and their respective affiliates, any legal or equitable right, remedy or claim under or in respect of this Agreement or any covenant, condition or other provision contained herein.

          6.5  Choice of Law.  This Agreement shall be construed and enforced in
               -------------
accordance with and governed by the laws of the State of Delaware without giving effect to the principles of conflict of laws thereof.

          6.6  Severability.  Should any provision of this Agreement be deemed
               ------------
in contradiction with the laws of any jurisdiction in which it is to be performed or unenforceable for any reason, such provision shall be deemed null and void, but this Agreement shall remain in force in all other respects. Should any provision of this Agreement be or become ineffective because of changes in applicable laws or interpretations thereof or should this Agreement fail to include a provision that is required as a matter of law, the validity of the other provisions of this Agreement shall not be affected thereby. If such circumstances arise, the parties hereto shall negotiate in good faith appropriate modifications to this Agreement to reflect those changes that are required by law.

          6.7  Enforcement of Agreement.  Any action or proceeding brought by
               ------------------------
any party to this Agreement in connection with or relating to this Agreement shall be brought exclusively in a federal or state court sitting in Delaware or in the City of New York, State of New York. Each of the parties hereto, solely in connection with any such action or proceeding, does hereby submit to the jurisdiction of any such court and waive any defense of or relating to lack of personal jurisdiction with respect to any such action or proceeding in any such court.

          6.8  References to Agreement.  Any reference herein to this Agreement
               -----------------------
shall be deemed to be a reference to such Agreement as the same may be modified, varied, amended or supplemented from time to time by the parties hereto in accordance with the provisions hereof.

Unless the context otherwise expressly requires, the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

          6.9   Entire Agreement.  This Agreement, the Stockholders Agreement
                ----------------
and the Transaction Documents constitute the entire agreement between the parties hereto and supersede any prior agreement or understanding between the parties hereto whether oral or written, with respect to the matters contemplated hereby and thereby.

          6.10  Headings, etc.  The Article and Section headings in this
                -------------
Agreement are inserted for convenience of reference only and shall not affect the interpretation of this Agreement. Whenever the context shall require, each term stated in either the singular or plural shall include the singular and the plural. References herein to masculine, feminine or neuter pronouns shall be construed to refer to another gender when the context may require.

          6.11  Counterparts.  This Agreement maybe executed in one or more
                ------------
counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

          6.12  Amendments.  This Agreement may be amended or modified only by a
                ----------
written instrument executed by each of the parties hereto or by their respective successors and assigns.

          6.13  Non-Competition.  Each of Mtel and TPG hereby agrees that it
                ---------------
will comply with Section 9.1 of the Stockholders Agreement, the terms of which are incorporated herein by reference in its entirety.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first written above.

                    MOBILE TELECOMMUNICATION
                       TECHNOLOGIES CORP.



                    By: /s/ John E. Welsh III
                        -------------------------
                         Name: John E. Welsh III
                         Title: Vice Chairman


                    NEWBRIDGE LATIN AMERICA, L.P.

                    By:  LATAM GP, L.P.
                    By:  LAF Advisors, L.L.C.



                    By: /s/ Richard P. Schifter
                        -------------------------
                         Name: Richard P. Schifter
                         Title:


                    TPG PARTNERS, L.P.

                    By:  TPG GenPar, L.P.
                    By:  TPG Advisors, Inc.



                    By: /s/ Richard P. Schifter
                        -------------------------
                         Name: Richard P. Schifter
                         Title: